New York Mortgage Trust, Inc. ADAMAS Trust, Inc. September 2, 2025 Effective 12:01 a.m., Eastern Time on September 3, 2025, New York Mortgage Trust, Inc. will change its name to Adamas Trust, Inc.

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed or implied in our forward- looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in our business and investment strategy; inflation and changes in interest rates and the fair market value of our assets, including negative changes resulting in margin calls relating to the financing of our assets; changes in credit spreads; changes in the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; general volatility of the markets in which we invest; changes in prepayment rates on the loans we own or that underlie our investment securities; increased rates of default, delinquency or vacancy and/or decreased recovery rates on or at our assets; our ability to identify and acquire our targeted assets, including assets in our investment pipeline; our ability to dispose of assets from time to time on terms favorable to us; changes in our relationships with our financing counterparties and our ability to borrow to finance our assets and the terms thereof; changes in our relationships with and/or the performance of our operating partners; our ability to predict and control costs; changes in laws, regulations or policies affecting our business; our ability to make distributions to our stockholders in the future; our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; impairments and declines in the value of the collateral underlying our investments; changes in the benefits we anticipate from the acquisition of Constructive Loans, LLC ("Constructive"); our ability to effectively integrate Constructive into our Company and the risks associated with the ongoing operation thereof; our ability to manage or hedge credit risk, interest rate risk, and other financial and operational risks; our exposure to liquidity risk, risks associated with the use of leverage, and market risks; and risks associated with investing in real estate assets and/or operating companies, including changes in business conditions and the general economy, the availability of investment opportunities and conditions in markets for residential loans, mortgage-backed securities, structured multi-family investments and other assets that we own or in which we invest. These and other risks, uncertainties and factors, including the risk factors and other information described in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file from time to time with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), could cause our actual results to differ materially from those projected in any forward-looking statements we make. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation may not contain all of the information that is important to you. As a result, the information in this presentation should be read together with the information included in our most recent Annual Report on Form 10-K, as updated and supplemented from time to time, and our subsequent Quarterly Reports on Form 10-Q and other information that we file under the Exchange Act. References to “the Company,” “NYMT,” “we,” “us,” or “our” refer to New York Mortgage Trust, Inc., together with its consolidated subsidiaries, unless we specifically state otherwise or the context indicates otherwise. See glossary of defined terms and detailed end notes for additional important disclosures included at the end of this presentation. 02

A bold identity for a new era of growth Adamas, meaning firm, unbreakable, and lasting, reflects the Company’s focus on leading with strength, resilience, and long-term vision. In a fast-changing financial world, we stand firm, combining tradition with the agility of technology. Adamas represents integrity and permanence, qualities we strive to embody for our stockholders with clarity and confidence. Through portfolio rotation designed to create stable earnings unbounded by geography, we believe Adamas represents our mission and long-term strategy. 03

THE RATIONALE BEHIND THE REBRANDING Adamas is not just symbolic, it sets a standard for our future. It reflects the resilience, precision, and adaptability that power our platform across a growing set of complementary businesses. A PLATFORM BUILT FOR WHAT’S NEXT Showcases our strengths: discipline, agility and resolve Aligns with our strategy to not be limited by geography Exemplifies the moves to strengthen our market position and shape a multi-dimensional future Adamas represents the move towards a broader, multi-faceted investment and operating model 04

05

ADAMAS VALUE PROPOSITION

With what we believe is a strong balance sheet and liquidity position, we strategically deploy capital into compelling opportunities, leveraging market-leading capabilities to deliver long-term stockholder value.

$1.5 billion in common stock dividends declared since June 2004.

11.9% Dividend Yield

Our focus is on driving stockholder value through stable earnings that support dividend growth.

1. Represents a non-GAAP financial measure. See Non-GAAP Financial Measures in the Appendix for a reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measure.

Data as of June 30, 2025 unless noted otherwise.

See Glossary and Endnotes in the Appendix.

2.44x

2Q 2025 EAD vs. Prior Year[1]

$416M

Excess Liquidity Capacity

$2.1B*

Residential Investment Acquisitions in 3Q 2025 thusfar

Represents an **increase of 164%** from 2Q 2025

*Data as August 27, 2025

31%*

Common stock discount to Adjusted Book Value[1]

Presents a compelling upside with potential for additional value creation with continued income growth

*Stock discount calculated on closing stock price on August 27, 2025 and Adjusted Book Value as of June 30, 2025

Business Performance Update • We believe that our recent acquisition of the remaining 50% ownership interest in Constructive Loans, LLC will contribute incremental income over the short and long term future with a plan for continued origination growth. • Purchases to date have accelerated progress toward our near term 50% equity target in Agency RMBS. Continued strategic exit of multi-family positions in 3Q 2025, streamlining focus and capital allocation toward core strategies, such as Agency RMBS. N et E qu ity (% ) Expanded Strategic Investments Core Strategy Focus 06

Our Next Steps Strength Disciplined Resilience We believe that our platform is built for endurance and consistent performance through every market turn. We continue to grow Earnings Available for Distribution by expanding recurring income through balance sheet growth and rotating remaining real property exposure into interest-earning assets. We embrace complexity and adversity, standing firm through uncertainty and change.  We believe that we have an adaptable balance sheet that enables us to efficiently respond to market dislocations. Grounded in discipline, transparency, and integrity, we pursue exceptional outcomes through rigorous focus and execution. We aim to expand our platform by attracting fee income to further support company earnings. 1 2 3 07

08 Our Company will continue to conduct business as a real estate investment trust (REIT). The rebrand will not affect business operations.1 Our mission has not changed: our principal objective is to generate long-term stable earnings for distribution to our stockholders over changing economic conditions with a diversified investment portfolio. 4 Our new website, www.AdamasREIT.com, will go live on September 3, 2025, once the name change is effective.2 Effective September 3, 2025, our listed securities will begin trading on NASDAQ under the new ticker symbols outlined below: 8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference ADAMN Common Stock, par value $0.01 per share ADAM Title of Each Class Trading Symbols 9.125% Senior Notes due 2029 ADAMI 9.125% Senior Notes due 2030 ADAMG 9.875% Senior Notes due 2030 ADAMH 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference ADAMM 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference ADAML 7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference ADAMZ 5 No action is required by stockholders with respect to the name (or ticker) change. This will not affect stockholders’ rights or the validity or transferability of any outstanding securities.3 INVESTOR FAQ

APPENDIX 09

Previously, we presented undepreciated earnings (loss) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. Commencing with the quarter ended March 31, 2025, we have discontinued disclosure of undepreciated earnings (loss). Beginning with the quarter ended March 31, 2025, we are presenting Earnings Available for Distribution attributable to Company's common stockholders ("EAD") (and by calculation, EAD per common share) as a supplemental non-GAAP financial measure comparable to GAAP net income (loss) attributable to Company's common stockholders. When presented in prior periods, undepreciated earnings (loss) was calculated as GAAP net income (loss) attributable to Company's common stockholders excluding the Company's share in depreciation expense and lease intangible amortization expense, if any, related to operating real estate, net for which an impairment has not been recognized. Over the past two years, we have executed a strategic repositioning of our business through the disposition of certain joint venture equity investments in multi-family properties and acquisition of assets that expand our interest income levels, such as Agency RMBS and business purpose loans. As a result, we believe EAD provides a clearer indication of the current income generating capacity of the Company's business operations than undepreciated earnings (loss) and we present EAD and EAD per common share as supplemental non-GAAP financial measures. EAD is defined as GAAP net income (loss) attributable to Company's common stockholders excluding (a) realized and unrealized gains (losses), (b) gains (losses) on derivative instruments (excluding the net interest benefit of interest rate swaps and TBA dollar roll income), (c) impairment of real estate, (d) loss on reclassification of disposal group, (e) other non-recurring gains (losses), (f) depreciation and amortization of operating real estate, (g) non-cash expenses, (h) non-recurring transaction expenses, (i) the income tax effect of non-EAD income (loss) items and (j) EAD attributable to non-controlling interests. We believe EAD provides management, analysts and investors with additional details regarding our underlying operating results and investment portfolio trends by excluding certain unrealized, non-cash or non-recurring components of GAAP net income (loss) in order to provide additional transparency into the operating performance of our portfolio. In addition, EAD serves as a useful indicator for investors in evaluating our performance and facilitates comparisons to industry peers and period to period. EAD should not be utilized in isolation, nor should it be considered as a substitute for or superior to GAAP net income (loss) attributable to Company's common stockholders or GAAP net income (loss) attributable to Company's common stockholders per basic share. Our presentation of EAD may not be comparable to similarly-titled measures of other companies, who may use different calculations. We may add additional reconciling items to our EAD calculation as appropriate. We view EAD as one measure of our investment portfolio's ability to generate income for distribution to common stockholders. EAD is one factor, but not the exclusive factor, that our Board of Directors uses to determine the amount, if any, of dividends on our common stock. Other factors that our Board of Directors may consider when determining the amount, if any, of dividends on our common stock include, among others, our earnings and financial condition, capital requirements, maintenance of our REIT qualification, restrictions on making distributions under Maryland law and such other factors as our Board of Directors deems relevant. EAD should not be considered as an indication of our REIT taxable income, a guaranty of our ability to pay dividends, or as a proxy for the amount of dividends we may pay, as EAD excludes certain items that impact our liquidity. The following slide presents a reconciliation of net income (loss) attributable to Company's common stockholders to EAD for the periods indicated. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Earnings Available for Distribution 10

Non-GAAP Financial Measures

11

Reconciliation of Earnings Available for Distribution

Dollar Amounts in Thousands (except per share data)	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24
GAAP net (loss) income attributable to Company's common stockholders	$ (3,486)	$ 30,285	$ (41,828)	$ 32,410	$ (26,028)
Adjustments:					
Realized losses, net	3,771	41,100	9,947	1,380	7,491
Unrealized (gains) losses, net	(24,614)	(118,203)	131,576	(96,949)	16,512
Losses (gains) on derivative instruments, net [1]	30,627	49,914	(86,114)	69,093	(7,181)
Unrealized losses (gains), net on equity investments [2]	3,352	1,098	(1,570)	1,097	419
Impairment of real estate	3,913	3,905	733	7,823	4,071
Other (gains) losses [3]	(548)	(775)	(12,263)	(21,124)	(1,607)
Depreciation and amortization of operating real estate	5,928	5,895	6,879	8,131	12,235
Non-cash expenses [4]	2,561	2,199	2,664	2,531	2,374
Transaction expenses [5]	1,340	6,317	1,885	2,454	4,917
Income tax effect of adjustments	(173)	486	(1,478)	2,325	342
EAD adjustments attributable to non-controlling interests	(2,647)	(4,027)	3,747	155	(5,555)
Earnings Available for Distribution attributable to Company's common stockholders	$ 20,024	$ 18,194	$ 14,178	$ 9,326	$ 7,990
Weighted average shares outstanding - basic	90,324	90,583	90,579	90,582	90,989
GAAP net (loss) income attributable to Company's common stockholders per common share - basic	$ (0.04)	$ 0.33	$ (0.46)	$ 0.36	$ (0.29)
EAD per common share - basic	$ 0.22	$ 0.20	$ 0.16	$ 0.10	$ 0.09

1. Excludes net interest benefit of interest rate swaps of approximately $3.7 million, $3.1 million, $5.8 million, $8.5 million and $8.3 million for the three months ended June 30, 2025, March 31, 2025, December 31, 2024, September 30, 2024 and June 30, 2024, respectively. Also excludes TBA dollar roll income of approximately $7.0 thousand for the three months ended June 30, 2025.
2. Included in income from equity investments on the Company's condensed consolidated statements of operations.
3. Included in other income on the Company's condensed consolidated statements of operations and primarily includes non-recurring items such as gains (losses) on sales of real estate, gains (losses) on de-consolidation, gains (losses) on extinguishment of debt, preferred equity premiums resulting from early redemption, property loss insurance proceeds and provision for uncollectible receivables.
4. Primarily includes stock-based compensation.
5. Includes non-recurring expenses such as financing transaction costs and transaction and/or restructuring expenses.

See Glossary and End Notes in the Appendix.

Adjusted Book Value per common share is a supplemental non-GAAP financial measure calculated by making the following adjustments to GAAP book value: (i) exclude the Company's share of cumulative depreciation and lease intangible amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, (ii) exclude the cumulative adjustment of redeemable non-controlling interests to estimated redemption value and (iii) adjust our amortized cost liabilities that finance our investment portfolio to fair value. Our rental property portfolio includes fee simple interests in single-family rental homes and joint venture equity interests in multi-family properties owned by Consolidated Real Estate VIEs. By excluding our share of cumulative non-cash depreciation and amortization expenses related to real estate held at the end of the period for which an impairment has not been recognized, Adjusted Book Value reflects the value, at their undepreciated basis, of our single-family rental properties and joint venture equity investments that the Company has determined to be recoverable at the end of the period. Additionally, in connection with third party ownership of certain of the non-controlling interests in certain of the Consolidated Real Estate VIEs, we record redeemable non-controlling interests as mezzanine equity on our condensed consolidated balance sheets. The holders of the redeemable non-controlling interests may elect to sell their ownership interests to us at fair value once a year, subject to annual minimum and maximum amount limitations, resulting in an adjustment of the redeemable non-controlling interests to fair value that is accounted for by us as an equity transaction in accordance with GAAP. A key component of the estimation of fair value of the redeemable non-controlling interests is the estimated fair value of the multi-family apartment properties held by the applicable Consolidated Real Estate VIEs. However, because the corresponding real estate assets are not reported at fair value and thus not adjusted to reflect unrealized gains or losses in our condensed consolidated financial statements, the cumulative adjustment of the redeemable non-controlling interests to fair value directly affects our GAAP book value. By excluding the cumulative adjustment of redeemable non-controlling interests to estimated redemption value, Adjusted Book Value more closely aligns the accounting treatment applied to these real estate assets and reflects our joint venture equity investment at its undepreciated basis. The substantial majority of our remaining assets are financial or similar instruments that are carried at fair value in accordance with the fair value option in our condensed consolidated financial statements. However, unlike our use of the fair value option for the assets in our investment portfolio, certain CDOs issued by our residential loan securitizations, certain senior unsecured notes and subordinated debentures that finance our investment portfolio assets are carried at amortized cost in our condensed consolidated financial statements. By adjusting these financing instruments to fair value, Adjusted Book Value reflects the Company's net equity in investments on a comparable fair value basis. We believe that the presentation of Adjusted Book Value per common share provides a useful measure for investors and us as it provides a consistent measure of our value, allows management to effectively consider our financial position and facilitates the comparison of our financial performance to that of our peers. The following slide presents a reconciliation of GAAP book value to Adjusted Book Value and calculation of Adjusted Book Value per common share as of the dates indicated. See Glossary and End Notes in the Appendix. Non-GAAP Financial Measures Adjusted Book Value Per Common Share 12

Non-GAAP Financial Measures

13

Reconciliation of Adjusted Book Value Per Common Share

Dollar Amounts in Thousands (except per share data)	2Q'25	1Q'25	4Q'24	3Q'24	2Q'24
Company's stockholders' equity	$ 1,381,203	$ 1,401,946	$ 1,394,720	$ 1,444,147	$ 1,431,910
Preferred stock liquidation preference	(558,498)	(554,110)	(554,110)	(554,110)	(554,110)
GAAP Book Value	822,705	847,836	840,610	890,037	877,800
Add:					
Cumulative depreciation expense on real estate [1]	25,170	22,989	20,837	19,180	21,692
Cumulative amortization of lease intangibles related to real estate [1]	4,620	4,620	4,620	4,903	11,078
Cumulative adjustment of redeemable non-controlling interest to estimated redemption value	49,574	46,011	40,675	48,282	44,053
Adjustment of amortized cost liabilities to fair value	24,153	22,488	30,619	21,961	43,475
Adjusted Book Value	$ 926,222	$ 943,944	$ 937,361	$ 984,363	$ 998,098
Common shares outstanding	90,314	90,529	90,575	90,579	90,592
GAAP book value per common share	$ 9.11	$ 9.37	$ 9.28	$ 9.83	$ 9.69
Adjusted Book Value per Common Share	$ 10.26	$ 10.43	$ 10.35	$ 10.87	$ 11.02

1. Represents cumulative adjustments for the Company's share of depreciation expense and amortization of lease intangibles related to real estate held as of the end of the period presented for which an impairment has not been recognized.

See Glossary and End Notes in the Appendix.

The following defines certain of the commonly used terms in this presentation: "Adjusted Book Value" has the meaning set forth in Appendix - "Non-GAAP Financial Measures—Adjusted Book Value Per Common Share"; "Agency RMBS" refers to RMBS representing interests in or obligations backed by pools of residential loans guaranteed by a government sponsored enterprise (“GSE”), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "CDO" or "collateralized debt obligation" includes debt that permanently finances the residential loans held in Consolidated SLST, the Company's residential loans held in securitization trusts and a non-Agency RMBS re-securitization that we consolidate, or consolidated, in our financial statements in accordance with GAAP; "Consolidated Real Estate VIEs" refers to Consolidated VIEs that own multi-family properties; "Consolidated SLST" refers to Freddie Mac-sponsored residential loan securitizations, comprised of seasoned re-performing and non-performing residential mortgage loans, of which we own the first loss subordinated securities and certain IOs, that we consolidate in our financial statements in accordance with GAAP; "Consolidated VIEs" refers to variable interest entities (“VIEs”) where the Company is the primary beneficiary, as it has both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE and that the Company consolidates in its consolidated financial statements in accordance with GAAP; "Earnings Available for Distribution" or "EAD" has the meaning set fourth in Appendix - "Non-GAAP Financial Measures—Earnings Available for Distribution"; "RMBS" refers to residential mortgage-backed securities backed by adjustable-rate, hybrid adjustable-rate, or fixed-rate residential loans; "TBAs" refers to to-be-announced securities that are forward contracts for the purchase or sale of Agency fixed-rate RMBS at a predetermined price, face amount, issuer, coupon, and stated maturity on an agreed-upon future date; and "TBA dollar roll income" refers to the difference in price between two TBA contracts with the same terms but different settlement dates that are simultaneously bought and sold. 14 414Glossary

Slide 5: - Excess liquidity capacity includes available cash and additional financing available for unencumbered and underlevered assets as of June 30, 2025. Available cash as of June 30, 2025 is calculated as unrestricted cash of $160.4 million less $3.9 million of cash held by the Company's consolidated multi-family properties not in disposal group held for sale and $0.4 million of cash reserved for potential TBA variation margin. Additional financing of $260 million includes 1) $82 million of financing of unencumbered assets, which represents the estimated available repurchase agreement and revolver securitization financings for the Company's unencumbered residential loans and investment securities as of June 30, 2025 and 2) $178 million of additional financing of underlevered assets, which represents the estimated additional financing available for residential loans and investment securities under the Company's current repurchase agreements as of June 30, 2025. - Dividend yield calculated using the second quarter dividend declared on common stock (annualized) and the closing share price of the Company’s common stock on June 30, 2025. 14 415End Notes